Exhibit 10.7

Exclusive Call Opinion Agreement

Among

Shanghai Jiamu Investment Management Co., Ltd,

Wangfeng Yan

And

Hangzhou Wangbo Investment Management

Co., Ltd.

Effective Date: December 10, 2019

Exclusive Call Opinion Agreement

This Exclusive Call Opinion Agreement(“this Agreement”) is made and entered into this on May 15, 2020 in Hangzhou, People’s Republic of China (“PRC”) by and among:

Party A: Shanghai Jiamu Investment Management Co., Ltd, a foreign-owned enterprises that is established and exists under the law of PRC, located in Shanghai City.

Party B: Wangfeng Yan, citizen of People’s Republic of China, shareholders of Party C, holding 5% shares,and;

Party C: Hangzhou Wangbo Investment Management Co., Ltd. , a LIMITED LIABILITY COMPANY that is established and exists under the law of PRC, located in Hangzhou City.

In this Agreement, Party A, Party B and Party C is one party each, collectively “all parties”.

WHEREAS,

1)	Within legal restriction of People’s Republic of China, Party B agrees to transfer all shares of Party C it holds to Party A, Party A agrees to accept the transfer. Party C agrees that Party B shall authorize shares purchase right to Party A under this Agreement;

2)	Within legal restriction of People’s Republic of China, Party C agrees to transfer its assets to Party A, and Party A agrees to accept. Party B agrees that Party C authorizes assets purchase right to Party A under this Agreement;

3)	In order to conduct the above mentioned share transfer and assets transfer, Party B and Party C irrevocably authorize Party A with exclusive and unconditional shares purchase right and assets purchase right, respectively. In accordance with such shares purchase right and assets purchase right, as requested by Party A and within legal restriction of People’s Republic of China, Party B or Party C should transfer shares or assets of Party C to Party A in accordance with this Agreement.

NOW THEREFORE, towards decision-making by consensus, all parties agree as follows:

1.	Definition

In this Agreement, except for otherwise stated and specified, the following defined terms shall have the following meaning:

“Assets Purchase Right” means Party A’s right to purchase any assets of Party C in accordance with this Agreement.

“Operation Approval” means approvals, permissions, records, registrations, and other materials that Party C needs to obtain in order to operate its business legally and effectively, including without limitation of business license and other approvals and certificates required by law of PRC.

“Corporate Assets” means all tangible and intangible assets (intellectual properties such as trademarks, copyrights, patents, know-how, domains, right to use software, etc. ) owned by or could be disposed within rights of Party C during the term of this Agreement.

“Registered Capital of Party C” means registered capital of Party C in amount of 10,000,000 CNY at the effective date of this Agreement, and any additional new registered capital added in any form in the term of validity of this Agreement.

“Control” means owning the right or power (whether execute or not) to manage others’ business operation, management and rules and regulations, whether through holding share interests with voting right, agreements or other ways. However, if a person owns more than 50 percent shares with voting right, or can control the voting of more than 50 percent shares with voting right, or can control a majority of the composition of the Board of Directors, it is assumed that the control of the right or power exists.

“Encumbrance” is the purpose of this Agreement, it means any kind of legal restriction of properties and rights and interests of the third party, including but without limitation of liens, pledges, collateral, rights or claims of others, voting right proxy, voting right trust or similar arrangements, defects of ownership, ownership reserve agreement, options, restrictive contracts, transfer restrictions, preemptive purchase right or preemptive bid right, or any other similar rights and interests, or any kind of other legal restrictions.

“Share Purchase Right” means Party A’s right to purchase shares of the company in accordance with this Agreement.

“Execution of Rights” means Party A executes its share purchase right or assets purchase right.

“Major Assets” means assets of which the book entry exceeds 300,000 CNY, or assets which might have great influence to business operation of any party herein.

“Major Agreements” means as for Party C, any agreements that Party C is involved or have great influence to Party C’s business or assets, including but not limited to the Exclusive Management Consulting and Technology Agreement and its supplement agreement signed by Party C and Party A on this exact same date of signing this Agreement.

“Share Rights” means share rights and interests of Party C held by Party B.

“Assignee” means Party A or designee of Party A, and designee must be 1) Party A or direct/indirect shareholders of Party A (at the time of executing share purchase right or assets purchase right); or 2) director of Party A or direct/indirect shareholder of Party A, citizen of PRC (at the time of executing share purchase right).

“Person” includes individuals, corporations, partnership, sole proprietorship, other corporations or entities.

“China” means People’s Republic of China, not including Hong Kong Special Administrative Region, Macao Special Administrative Region, and Taiwan Region in this Agreement.

“Law of PRC” means current effective laws, administrative rules and regulations, local rules and regulations, judicial interpretation and other standard legal documents with binding force, no matter come into effect before or after signing date of this Agreement.

“Subsidiary” means person directly/indirectly controlled by someone.

“Transferred Equity” shall mean all or part of the Corporate Assets which are required by Party A to be transferred by Party B to Assignee in accordance with Section 3 hereof, the quantity of which shall be determined by Party A at its sole discretion in accordance with the PRC Law and based on its commercial consideration.

“Transferred Assets” shall mean all or part of the Share Rights which are required by Party A to be transferred by Party B to Assignee in accordance with Section 3 hereof, the quantity of which shall be determined by Party A at its sole discretion in accordance with the PRC Law and based on its commercial consideration.

“Transfer Consideration” means all considerations paid by assignee to Party B or Party C in order to obtain shares or assets it purchased.

2.	Authorization of share purchase right and asset purchase right

2.1.	Party B agrees to irrevocably, unconditionally and monopolistically and exclusively authorize Party A with share purchase right. With such share purchase right, Party A has the right to request Party B transfer Share rights to Assignee in accordance with this Agreement within legal restriction. Party A agrees to accept. Except for Assignee, any other third party should not own share purchase right or any rights related to share rights.

2.2.	Party C agrees with Party B to authorize specified share purchase right to Party A in accordance with this Agreement.

2.3.	Party C agrees to irrevocably, unconditionally and monopolistically and exclusively authorize Party A with share purchase right. With such share purchase right, Party A has the right to request Party C transfer Share rights to Assignee in accordance with this Agreement within legal restriction. Party A agrees to accept. Except for Assignee, any other third party should not own share purchase right or any rights related to share rights.

2.4.	Party B agrees with Party C to authorize specified share purchase right to Party A in accordance with this Agreement.

3.	Execution methods of rights

3.1.	Party A has absolute right to decide time, methods and frequency of execute rights within legal restriction of PRC.

3.2.	Party A has the right to request Party C to transfer share rights to Assignee within legal restriction of PRC.

3.3.	Party A has the right to request Party C to transfer corporate assets to assignee within legal restriction of PRC.

3.4.	As for share purchase right, Party A can solely decide the amount of shares transfer from Party B to Assignee every time executing share purchase right. Party B should transfer corresponding amount of shares to Assignee as requested by Party A. Assignee should pay Party B the corresponding Transfer Consideration of shares purchased at the time of executing rights.

3.5.	As for asset purchase right, Party A can solely decide that Party C should transfer assets purchased to Assignee every time executing asset purchase right. Party C should transfer corresponding assets to Assignee as requested by Party A. Assignee should pay Party B the corresponding Transfer Consideration at the time of executing rights.

3.6.	Party A shall accept partial or all shares or assets purchased by itself or through designated third party when executing rights.

3.7.	Party A should send notification of executing share purchase right or asset purchase right to Party B or Party C before execution (“Notification of Execution”, see attachment 1 and 2 for notification format). Party B or Party C should transfer shares or assets purchased to Assignee as requested in Notification of Execution within five (5) Business Days after receiving Notification of Execution or within other time period as requested by Assignee in accordance with this Agreement.

4.	Transfer Consideration

4.1.	Transfer Consideration paid to Party B by Assignee each time executing share purchase right should be the lesser of 1) actual total amount paid by Party B to Party C as for the shares purchased, and 2) the lowest price permitted by law.

4.2.	Transfer Consideration paid to Party B by Assignee each time executing asset purchase right should be the lesser of 1) net book value of the assets purchased and 2) the lowest price permitted by law.

5.	Acknowledgments and Confirmations

5.1.	Party B hereby acknowledges and confirms:

5.1.1.	Party B is Chinese citizen with full capacity for civil conduct, full and independent juridical status and legal capacity to sign and conduct this Agreement, and qualification as independent subject of litigant.

5.1.2.	Party C is a LIMITED LIABILITY COMPANY that is established and exists under the law of PRC with independent legal qualification and capacity to authorize third party to sign and conduct this Agreement, and qualification as independent subject of litigant.

5.1.3.	Party B has adequate power and authorization to sign and conduct this Agreement and other documents to be signed in accordance with this Agreement, and adequate power and authorization to complete the transaction contemplated hereby.

5.1.4.	This Agreement is signed by Party B legally and effectively and constitutes legal, effective, binding and executive obligations of Party B.

5.1.5.	Party B is legal owner of share rights. Except for rights set forth in the Equity Pledge Agreement, Proxy Agreement signed among Party A, B and C as of the signing date of this Agreement, the rights and interests of the shares bear no other encumbrances, pledges, sales or transfers. Assignee will obtain full rights and interests on the shares after executing the share purchase right, the shares purchased bears no other encumbrances.

5.1.6.	The corporate assets bear no other encumbrances. Assignee will obtain full rights and interests on the assets after executing the asset purchase right, the assets purchased bear no other encumbrances.

5.1.7.	Signing and conduct of this Agreement or other related agreements will NOT:

(i) Violate any law of PRC;

(ii) Collide with Memorandum and Articles of Association of Party C or other organizational documents;

(iii) Breach any binding agreements or documents signed by one party;

(iv) Violate authorization of any approval or permission issued to any party or any condition of good standing; or

(v) Lead to suspension, revocation or additional conditions of any approval or permission issued to any party.

5.1.8.	There is neither suspending or potential litigation, arbitration, tax or administration investigation or penalty related to shares or assets of Party C, nor any suspending or potential litigation, judicial proceedings, tax disputes, request for arbitration or any appeals forwarded to any governmental departments that might adversely affect Party C’s financial condition or capability to fulfill obligations under this Agreement.

5.2.	Party C hereby acknowledges and confirms:

5.2.1.	Party C is a LIMITED LIABILITY COMPANY established and exists under the law of PRC with independent legal qualification and capacity to authorize third party to sign and conduct this Agreement, and qualification as independent subject of litigant.

5.2.2.	Party C has adequate power and authorization to sign and conduct this Agreement and other documents to be signed in accordance with this Agreement, and adequate power and authorization to complete the transaction contemplated hereby.

5.2.3.	This Agreement is signed by Party C legally and effectively and constitutes legal, effective, binding and executive obligations of Party C.

5.2.4.	The corporate assets bear no other encumbrances. Assignee will obtain full rights and interests on the assets after executing the asset purchase right, the assets purchased bear no other encumbrances.

5.2.5.	Signing and conduct of this Agreement or other related agreements will NOT:

5.2.5.1.	Violate any law of PRC;

5.2.5.2.	Collide with Memorandum and Articles of Association of Party C or other organizational documents;

5.2.5.3.	Breach any binding agreements or documents signed by one party;

5.2.5.4.	Violate authorization of any approval or permission issued to any party or any condition of good standing; or

5.2.5.5.	Lead to suspension, revocation or additional conditions of any approval or permission issued to any party.

5.2.6.	Except for liabilities generating during normal business processes, Party C has no outstanding liabilities.

5.2.7.	There is neither suspending or potential litigation, arbitration, tax or administration investigation or penalty related to shares or assets of Party C, nor any suspending or potential litigation, judicial proceedings, tax disputes, request for arbitration or any appeals forwarded to any governmental departments that might adversely affect Party C’s financial condition or capability to fulfill obligations under this Agreement.

5.3.	Party A hereby acknowledges and confirms:

5.3.1.	Party A is a foreign-invested enterprise that is established and exists under the law of PRC with independent legal qualification and capacity to sign and conduct this Agreement, and qualification as independent subject of litigant.

5.3.2.	Party A has adequate power and authorization to sign and conduct this Agreement and other documents to be signed in accordance with this Agreement, Party C has adequate power and authorization to complete the transaction contemplated hereby.

5.3.3.	This Agreement is signed by Party A legally and effectively and constitutes legal, effective, binding and executive obligations of Party A.

6.	Commitments of Party B

Party B hereby promises:

6.1.	Within term of validity of this Agreement, without written consent of Party A, Party B shall NOT:

6.1.1.	Transfer or dispose in any other form with shares or set put any encumbrances on corporate shares.

6.1.2.	Increase or decrease registered capital, or change the registered capital structure of Party C, prompt or permit Party C to be separate from or combined with other entities.

6.1.3.	Dispose or prompt management officers of Party C to dispose major assets (not including routine business operation) of Party C, or put any encumbrances on any major assets.

6.1.4.	Terminate or prompt management officers of Party C to terminate any major agreements signed by Party C, or sign any other agreements collide with current major agreements.

6.1.5.	Appoint, hire or replace any directors, supervisors or management officers of Party C that should be appointed or hired by Party B.

6.1.6.	Prompt Party C to allocate or actually allocate any profits, dividends, or interest of shares;

6.1.7.	Prompt or permit Party C to be terminated, liquidated or dissolved;

6.1.8.	Terminate, liquidate or dissolve Party C or damage or possibly damage good standing of Party C, or violate normal financial and business standards and conventions.

6.1.9.	Amend Party C’s articles of association;

6.1.10.	Prompt or permit party C to merge or combine with any other entities, or acquire or invest in any other entities;

6.1.11.	Prompt or permit Party C to borrow or lend any fund, or provide guarantees or engage in guarantee activities of any form, or bears any major obligations except routine business operation; and

6.2.	Party B should make every effort to develop Party C’s business and ensure Party C’s business operation conforms to law of PRC. Party B should or should not take any action that would damage assets, reputation and operational effectiveness of Party C.

6.3.	Party B should notify to Party A about any situation that would adversely affect Party C’s existence, business operation, financial condition, assets and reputation, and take any action to eliminate any negative condition mentioned above with Party A’s consent.

6.4.	Party B should notify to Party A about any current or potential litigation, arbitration or administration procedures on the shares it held, and take any action to cope with the litigation, arbitration or administrative procedures mentioned above with Party A’s consent.

6.5.	Party B should sign all necessary documents to maintain ownership of the shares, take all necessary action and make all accusations to demur on all claims.

6.6.	Appoint Party A’s designated person to be director of Party C as requested by Party A.

6.7.	If Party A sends out Execution Notification about transferring company shares,

6.7.1.	Party B should convene shareholders' meeting of Party C at once, approve Party B to transfer the purchased shares to the assignee at the transfer consideration by passing the resolution and take all other necessary measures (including prompting Party C’s executive director or board of directors to approve);

6.7.2.	Party B should sign share transfer agreement with Assignee immediately in order to transfer purchased shares to Assignee at the transfer consideration. Party B should provide necessary assistance (including provide or sign all related legal documents, apply and complete necessary government approval or registration procedures, and undertake all other related obligations) as requested by Party A and under laws and regulations, in order that the Assignee could accept the purchased shares, and ensure the shares bear no encumbrances.

6.8.	If Party B receives any form of profit distribution, dividends or interests from Party C, Party B promises to return such fund (after paying taxes) to Party A;

6.9.	If Party B receives fund in any form by transferring shares of Party C or any distribution by liquidating Party C, and amount of such fund exceeds due amount Party C should pay Party A in relevant loan agreements, Party B should return the fund after eliminating related taxes and due balances to Party A.

6.10.	In order to protect execution of Party A’s share purchase right, Party B should sign additional three blank Share Transfer Agreements while agreeing to sign this Agreement. Such agreements should be kept by Party C in order that Party A could accept corresponding shares under this Agreement even if Party B does not conduct this Agreement timely.

7.	Commitments of Party C

7.1.	Party C hereby promises:

7.1.1.	If signing and conducting this Agreement and authorizing share purchase right or assets purchase right needs to obtain consent, approval, exemption, authorization, registration or application procedure of third party od government departments, Party C should make every effort to provide assistance.

7.1.2.	Party C should NOT assist or permit Party B to transfer or dispose company shares in any other forms or set any encumbrances on company shares without Party A’s written consent.

7.1.3.	Party C should NOT transfer or dispose any major assets (not including routine business operation) of Party C in any form or set any encumbrances on Party C’s assets without Party A’s written consent.

7.1.4.	Party C should NOT engage in or permit to engage in any behavior that would adversely affect Party A’s rights and interests under this Agreement, including without limitation, the constrained behaviors in subsection 6.1.

7.1.5.	Party C should not make any supplements or amendments to M&A documents of Party C in any from to add or reduce registered capital of Party C, or change the registered capital structure in any other ways without Party A’s prior written consent.

7.1.6.	Maintain its existing and asset value, operate its business and deal with other affairs timely and cautiously in accordance with good financial and business standards and conventions. Do or do not make any action that would affect it operational conditions and asset value.

7.1.7.	Should not sign or prompt its subsidiaries to sign any major contracts (not including routine business operation) without Party A’s prior written consent. Contracts involving more than 300,000 CNY are considered major contracts as of this subsection 7.1.7.

7.1.8.	Provide Party A with documents relate to Party C’s operational and financial conditions as requested.

7.1.9.	Party C should purchase insurance related to its assets and business from Party A’s insurance company, the amount and type of which should be the same as similar companies.

7.1.10.	Party C should not merge or combine with any other entities, or acquire or invest in any other entities without Party A’s written consent.

7.1.11.	Notify to Party A immediately about any current or potential litigation, arbitration or administration procedures on Party C’s assets, business or revenue.

7.1.12.	Sign all necessary documents, take all necessary action and make all necessary accusations, or demur on all claims to maintain ownership of all of Party C’s assets and other rights.

7.1.13.	Should NOT distribute any dividends or interests to Party B in any form without Party A’s written consent.

7.1.14.	Appoint Party A’s designated person to be director of Party C as requested by Party A.

7.2.	If Party A sends out Execution Notification about transferring company shares,

7.2.1.	Party C should convene shareholders' meeting of Party C at once, approve Party B to transfer the purchased shares to the assignee at the transfer consideration by passing the resolution and take all other necessary measures;

7.2.2.	Party C should sign share transfer agreement with Assignee immediately in order to transfer purchased shares to Assignee at the transfer consideration. Party C should provide necessary assistance (including provide or sign all related legal documents, apply and complete necessary government approval or registration procedures, and undertake all other related obligations) as requested by Party A and under laws and regulations, in order that the Assignee could accept the purchased shares, and ensure the shares bear no encumbrances.

7.3.	The cost paid due to Party A purchasing all or partial assets of Party C (it constitutes Party A’s partial income) should be returned to Party A as the following forms: 1) Service fee under Exclusive Management Consulting and Technology Agreement; 2) Dividends distributed to Party B with prior approval by Party A, such dividends should return to Party A under this Agreement; or 3) if Party B obtains Party C’s properties or assets when Party C is liquidated or terminates operation, Party B should return such properties or assets to Party A under this Agreement.

8.	Confidentiality

8.1.	Subject to subsection 8.2 hereunder, content in this Agreement, and any oral or written materials exchanged among all parties in preparation of this Agreement shall be deemed as confidential information(“Confidential Information”). All confidential information thereof will be maintained confidential and will not be disclosed to any third parties without written consent of the disclosing party (“Disclosing Party”).

8.2.	After this Agreement terminates, all parties should return all documents, materials and carriers with information provided by Disclosing Party back to Disclosing Party; or destroy confidential information with prior written consent of disclosing party, including deleting all confidential information provided by disclosing party from any restoring devices.

8.3.	Restriction in Section 8.2 does NOT apply for:

8.3.1.	Information went public before disclose by disclosing party;

8.3.2.	Information went public not attributable to any party;

8.3.3.	Information could be proved by any party that has been owned or developed before disclosed by disclosing party.

8.3.4.	Any information should be disclosed in accordance with applicable laws and regulations, stock exchange rules, or order by government or court;

8.3.5.	Any information disclosed to shareholders, investors, legal or financial consultant by any party regarding transaction in this Agreement, while shareholders, investors, legal or financial consultant should comply with confidentiality clauses as well. Each party should be liable for breaching the contract if staff of or agencies hired by this party breached the confidentiality clauses. This section will survive termination of this Agreement.

8.4.	All parties agree this section 8 will survive modification, rescission or termination of this Agreement.

9.	Validation and Termination

9.1.	This Agreement will be signed and comes into effect as of the date marked on the top, but the effective date dates back to December 10, 2019. This Agreement will terminate after all companies shares and assets have been transferred to Assignee legally.

9.2.	Party B or Party C should not terminate this Agreement in advance unless gross negligence or deceit by Party A occurs. Despite of this, Party A could terminate this Agreement at any time by sending 30-days’ prior written notification of Party B and Party C.

9.3.	This Agreement shall be terminated with all parties’ consistent written consent.

9.4.	Section 8, 11 and 12 will survive termination of this Agreement.

9.5.	If Party B transfer company shares it holds to a third party with Party A’s prior written consent, Party A will no long be a subject of this Agreement, while other Parties’ rights and obligations under this Agreement should not be adversely affected.

10.	Notification

10.1.	Any notice or correspondence under this Agreement shall be deemed served upon delivery by personal delivery, registered mail, pre-paid postage or business express or fax to the address hereunder. Each notice should be sent by email as well. The effective delivery date is defined as follows:

10.2.	If the notice is sent though personal delivery, express service or registered mail, pre-paid postage, the date of reception or rejection at the notice address will be deemed as Delivery Date.

10.3.	If the notice is sent by fax, the date of success delivery will be deemed as effective Delivery Date (proved by sending information automatically generated).

10.4.	Notice addresses of both parties are as follows:

Party A : Shanghai Jiamu Investment Management Co., Ltd,

Address: 9th floor Building A, 459 Qianmo Rd, Binjiang District, Hangzhou City, Zhejiang Province.

Consignee: Yan Sun

Telephone: +86-0571-87555830

Fax: +86-0571-87555826

Party B: Wangfeng Yan

Address: 9th floor Building A, 459 Qianmo Rd, Binjiang District, Hangzhou City, Zhejiang Province.

Telephone:

Fax:

Party C: Hangzhou Wangbo Investment Management Co., Ltd.

Address: 9th floor Building A, 459 Qianmo Rd, Binjiang District, Hangzhou City, Zhejiang Province.

Consignee: Yiyue Ye

Telephone:+86-0571-87555801

Fax: +86-0571-87555826

10.5.	Any party can send notice to the other parties to change the notice address according to this section.

11.	Default Liabilities and Compensation

11.1.	If any party (“Default Party”) violates any section or does not fulfill or defers fulfill obligations under this Agreement, it should be deemed as default (“Default”). Any other party (“Observant Party”) has the right to request Default Party to make amendments or take remedy measures in reasonable time period. If Default Party fails to take necessary remedy measures as requested by Observant Party ten (10) days after receiving notification from Observant Party, Observant Party has the right to decide at its sole discretion to:

11.1.1.	If Party B or Party C is the Default Party, Party A has the right to terminate this Agreement and request Default Party to compensate for all direct or indirect losses caused by default (including prospectus loss in profits);

11.1.2.	If Party A is the Default Party, Observant Parties have the right to request Default Party to compensate for all losses relates. Unless otherwise specified by law, Observant Party has no right to terminate this Agreement in any condition.

11.2.	If any litigation, arbitration, claims or other requests related to Party A occur due to Party A’s signing or conducting this Agreement, and caused any direct or indirect losses(including profit loss), damage, liabilities or fees (including legal fee) to Party A, Party B and Party C should bear joint liabilities to protect Party A from any damage, unless this loss, damage, liabilities or fees are caused by Party A’s deliberate gross negligence.

12.	Governing Law and Dispute Resolving

12.1.	This Agreement shall be concluded, executed, interpreted, construed, conducted, amended, terminated according to the laws of People’s Republic of China. Disputes shall be resolved according to the laws of PRC.

12.2.	If any disputes caused by interpreting and conducting this Agreement arises, all parties of this Agreement shall settle the disputes through friendly negotiation in the first place. If the disputes remain unresolved 30 days after one party send written request to resolve the disputes to the other party, any party shall submit relevant disputes to China International Economic and Trade Arbitration Commission (the “Commission” or “CIETAC”). The disputes shall be resolved solely and exclusively by means of arbitration to be conducted in Hangzhou, in Chinese language. The decision of arbitration is final and has binding force on all parties.

12.3.	To the extent permitted by law, all parties agree and authorize that the said arbitration agency has the right to make adjudication to take shares or assets of Party C as compensation, to issue injunction(if needed for business operation or mandatory assets transfer), or to make adjudication to liquidate Party C.

12.4.	To the extent permitted by law, while the arbitration court is being built or in proper conditions, all parties agree and authorize that jurisdiction court has the right to enact provisional measures to support arbitration process.

12.5.	While any dispute caused by interpreting and conducting this Agreement is in process of arbitration, all parties of this Agreement shall continue to execute other rights and fulfill other obligations under this Agreement other than the issue in dispute.

13.	Others

13.1.	This Agreement is made in quadruplicate with all parties herein holding one copy each. All copies have the same legal effect.

13.2.	Any rights, power or remedy approaches authorized to any party under any section of this Agreement shall not exclude other rights, power or remedy approaches authorized to any party under other sections of this Agreement or by law.

13.3.	Any Party shall give up its right under any of section of this Agreement in written form with all parties’ signatures. If one party fails to or defers to execute its rights, power or remedy (“Due Rights”) under this Agreement or by law, it should not be considered as giving up its Due Rights; Any party giving up all or partial due rights shall not prevent it from executing such rights or other due rights in other ways.

13.4.	Headline of this Agreement is merely set easy for read, it should not be used to explained, illustrate or otherwise affect meaning of this Agreement or any sections hereunder.

13.5.	If one or more provisions of this Agreement is adjudicated invalid, illegal or unenforceable by any law or regulation, the validity, legality and enforcement of other provisions of this Agreement will not be affected or damaged. All parties should negotiate friendly to substitute legal and valid provisions to the maximum expectation of both sides for invalid, illegal or unenforceable provisions. Economic effects produced by such valid provisions should be similar with that produced by those invalid, illegal or unenforceable provisions as much as possible.

13.6.	Any amendments, supplements or change to this Agreement shall be effective with written documents.

13.7.	Party A can transfer it rights and obligations under this Agreement to third party without Party B’s or Party C’s consent, but Party A should notify Party B and Party C about affairs related to transfer. Party B and Party C should not transfer any rights and obligations under this Agreement to any third party unless with Party A’s prior written consent. Successor or authorized surrenderee (if applicable) of Party B and Party C should undertake their obligations.

13.8.	This Agreement is binding to successors of all parties.

13.9.	All parties agree to sign any necessary documents quickly and rake necessary actions in order to conduct this Agreement or achieve goal of this Agreement.

13.10.	Each party should undertake any and all taxes, fees, and expenditures generated by law of PRC in preparation of signing this Agreement and all transfer agreements and in order to complete transaction set in this Agreement and all transfer Agreements.

13.11.	If at any time Party A believes carry on conducting this Agreement, or maintain share purchase right or asset purchase under this Agreement, or purchasing company shares or assets under this Agreement violates law of PRC due to issuance or amendments to law of PRC, or interpretation or application of law of PRC changes, or related register procedure changes, Party B and Party C should take all necessary actions and sign all necessary documents as requested in Party A’s written request, in order to make every effort to keep effectiveness of share purchase right and asset purchase right under this Agreement, and ensure purchasing company shares and assets under this Agreement or in other ways.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respected Officers, thereunto duly authorized as of the date first above written, and the effective date dates back to December 10, 2019.

PARTY A: Shanghai Jiamu Investment Management Co., Ltd,
/s/ Corporate Chop

Signature:

By:	/s/ Zhengyu Wang
Name: Zhengyu Wang
Designation: Executive Officer & General Manager

Party B: Wangfeng Yan

Signature:	/s/ Wangfeng Yan

PARTY C: Hangzhou Wangbo Investment Management Co., Ltd.
/s/ Corporate Chop

Signature:

By:	/s/ Wangfeng Yan
Name: Wangfeng Yan
Designation: Executive Officer & General Manager